SEC File No. 024-11715

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

Dated: July 5, 2022

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

ZA Group, Inc.

(Exact name of issuer as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

6901A N 9th Ave. #659

Suite 700

Pensacola, FL 32504

678-999-6242

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Jeff Turner

897 W Baxter Dr.

South Jordan, UT 84095

801-810-4465

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

722511	65-0809228
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

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PART II - OFFERING CIRCULAR - FORM 1-A: TIER I

EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A originally filed by ZA Group, Inc. (the “Company”) on November 12, 2021, originally qualified by the Securities and Exchange Commission on December 1, 2021, and amended by the Offering Circular Supplement filed by the Company on December 3, 2021. The purpose of this post-qualification amendment is to increase the number of shares offered by the Company.

OFFERING CIRCULAR

Dated: July 5, 2022

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

ZA GROUP, INC.

6901A N 9th Ave. #659

Pensacola, FL 32504

678-999-6242

Up to a Maximum of 500,000 shares of

Series H Preferred Shares at a price of $20.00 per Share

Including the underlying shares of the Company’s Common Stock issuable upon the conversion of the Series H Preferred Shares

Minimum Investment:  $1,000

Maximum Offering: $10,000,000

See The Offering - Page 9 and Securities Being Offered - Page 26 For Further Details. None of the Securities Offered Are Being Sold By Present Security Holders. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities And Exchange Commission, Unless Extended or Terminated Earlier By The Issuer.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 10 THROUGH PAGE 15 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.0005	$0	$0.0005	None
Minimum Investment	$1,000.00	$0	$1,000.00	None
Maximum Offering	$10,000,000	$0	$10,000,000	None

(1) The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2) Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by ZA Group, Inc., a Florida Corporation (the “Company”). There are 500,000 shares of Series H Preferred Stock, including the underlying shares of the Company’s common stock into which they may be converted (the “Preferred Stock”) being offered at a price of $20.00 per share. The minimum purchase requirement per inestor is $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The Shares are being offered only by the Company on a best efforts basis to an unlimited number of accredited investors and to an unlimited number non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).. The maximum aggregate amount of the Shares offered is 500,000 shares of Series H Preferred Stock.  There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Series H Preferred Stock is not listed on any exchange.  Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “ZAAG”. On June 30, 2022, the last reported sale price of our common stock was $0.0003.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier I offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 10.

Sales of these securities will commence three calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering circular after qualification.

Sale of these shares will commence within three calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

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Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

Offering Circular Summary

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in or attached to this Form 1-A and Offering Circular.

Unless otherwise indicated, references to “ZA Group”, “ZAAG”, “the Company”, “we”, “us”, or “our” are issued in this Offering Circular to refer to ZA Group, Inc., one or more of its subsidiaries, or to all of them taken as a whole.

Business Overview

ZA Group, Inc., is a Florida corporation that operates primarily through two different subsidiaries. We are engaged in a rapidly expanding network of joint venture operations with First Nations communities through Econic Crop Solutions, Inc. Through another subsidiary, NFID, LLC, we operate a direct-to-consumer brand that manufactures apparel and accessories. For more information about the Company and its business, see the section entitled “Description of Business” beginning on page 21 of this Offering Circular.

Issuer:	ZA Group, Inc.

Type of Stock Offering:	Series H Preferred Stock

Price Per Share:	$20.00

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$10,000,000. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	500,000 shares of Series H Preferred Stock, including the underlying Shares of Common Stock into which they may be converted.

Investment Amount Restrictions:

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, or ACH.  Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.  Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO ISSUER” on page 19 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “ZAAG.”

Transfer Agent and Registrar	VStock Transfer LLC is our transfer agent and registrar in connection with the Offering.

Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 365 days from the date of qualification by the Commission, or (3) the Company in its sole discretion withdraws this Offering.

The Offering

Series H Preferred Stock Outstanding	0 Shares
Series H Preferred Stock in this Offering	500,000 Shares
Common Stock Outstanding (1)	3,284,413,154 Shares
Common Stock in this Offering(2)	66,666,666,667 Shares
Stock to be outstanding after the offering (2)	69,951,079,821 Shares

(1)As of the date of this Offering Circular. The Company has also authorized 300,000,000 shares of preferred stock, of which the following shares of preferred stock are outstanding: 63,000,000 shares of Series A Preferred Stock; 51,000 shares of Series C Preferred Stock; 71,000,000 shares of Series D Preferred Stock; 5,020,520 shares of Series E Preferred Stock; 12,000 shares of Series F Preferred Stock; 1,450,000 shares of Series G Preferred Stock; 79,993 shares of Series M Preferred Stock; and 14,999 shares of Series N Preferred Stock.  No Preferred Stock is being sold in this offering.

(2)Assumes conversion of the Series H Preferred Stock at a 50% discount to the closing price on June 30, 2022 of 0.0003.

(3)The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. As of the date of this Offering Circular, the Company has already sold 604,015,776 shares in this Offering.

Investment Analysis

There is no assurance ZA Group, Inc. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed  by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company's Preferred Stock and any subsequent conversion into the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company has a limited operating history.

The Company has a limited operating history. There can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company is dependent upon its management, key personnel, and consultants to execute its business plan.

The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officer, Jonathan Morgan. Loss of this individual could have a material adverse effect upon the Company’s business, financial condition, or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the fintech sector, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on its ability to operate. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition, or results of operations.

Although dependent upon certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent upon management in order to conduct its operations and execute its business plan. However, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management, or founders die or become disabled, the Company will not receive any compensation that would assist with such person’s absence. The loss of such person could negatively affect the Company and its operations.

The Company is subject to income taxes as well as non-income based taxes such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which a determination is made.

The Company is not subject to Sarbanes-Oxley regulations and lacks the financial controls and safeguards required of public companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

The Company has engaged in certain transactions with related persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

The Company’s bank accounts will not be fully insured.

The Company’s regular bank accounts have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

If we are unable to effectively protect our intellectual property, we may lose our ability to operate our business and compete in this industry.

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and, therefore, on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

The amount of capital the Company is attempting to raise in this Offering is not enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms, if at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to substantially curtail our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part on assumptions and analysis developed by the Company. If these assumptions prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•our ability to manage the Company’s growth

•demand for the Company’s products and services

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

To date, the Company has not been profitable and may not be profitable for the foreseeable future. The Company cannot accurately predict when it might become profitable.

The Company has not been profitable and may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company expects to continue to experience substantial negative cash flow for the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company may be unable to manage its growth or implement its strategy.

The Company may not be able to expand its product and service offerings, markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. Rapid, significant growth will place a strain on the Company’s administrative, operational, and financial resources. If the Company is unable to successfully manage its future growth, establish and continue to upgrade its operating and financial control systems, recruit and hire necessary personnel, or effectively manage unexpected expansion difficulties, the Company’s financial condition and results of operations could be materially and adversely affected.

The Company’s business model is evolving.

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s initial business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market its products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the its business model as the Company’s market continues to evolve.

The Company faces competition from companies of varying sizes, some of which have greater access to financial resources, research and development, and other resources.

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s results of operations.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company may undertake additional equity or debt financing that may dilute the Shares in this Offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on such investment.

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “best efforts” basis and the Company may not raise the maximum amount being offered.

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not anticipate paying them in the future. You return on investment, if any, will be limited to the market value of the Shares you purchase.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the future. Since we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if the market value of the Shares appreciates beyond your purchase price. While the Company may choose to pay dividends at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

The Company may not be able to obtain additional financing.

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application and use of Offering proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address changed circumstances and opportunities. As such, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of the Offering.

An investment in the Company Shares could result in a loss of your entire investment.

An investment in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

Sales of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No guarantee of return on investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular, and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our subscription agreement identifies the State of Florida for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Regulation A offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Florida.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this Offering shall be determined in accordance with the laws of the state of Florida. Furthermore, the Subscription Agreement establishes the state and federal courts located in the city of Cheyenne, Florida as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum disputes with the company and its directors, officers or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to the market.  The Offering Price has been arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 98.1% of the total Shares of stock of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of June 30, 2021 was $(4,694,011). Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of $25,000):

	100%	75%	50%	25%
Funding Level	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Offering Price	$20.00	$20.00	$20.00	$20.00
Net tangible book value per share of Common Stock before this Offering	$(0.0037)	$(0.0037)	$(0.0037)	$(0.0037)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.0039	$0.0039	$0.0037	$0.0033
Net tangible book value per share of Common Stock, after this Offering, assuming full conversion of the Series H Preferred Shares	$0.0003	$0.0002	$0.0000	$(0.0004)
Dilution per share to investors in the Offering	$0.0002	$0.0003	$0.0005	$0.0009

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of 500,000 shares of Series H Preferred Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this Offering, you must deliver funds for acceptance or rejection. The minimum investment amount for a single investor is a principal amount of $1,000. All subscription checks should be sent to the following address:

ZA Group, Inc.

6901A N 9th Ave. #659

Pensacola, FL 32504

In such case, subscription checks should be made payable to ZA Group, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 1” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $10,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $9,975,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital, repayment of outstanding debt obligations, and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Offering Price: $0.0005	10%	25%	50%	75%	100%
Working Capital	$500,000	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Acquisition Capital	$400,000	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Debt Repayment	$100,000	$250,000	$500,000	$750,000	$1,000,000
Total	$1,000,000	$2,500,000	$5,000,000	$7,500,000	$10,000,000

As indicated in the table above, if we sell only 75%, or 50%, or 25% or 10% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

Acquisition Capital means funds allocated for the possibility of purchasing other businesses which will complement the operations of the Company. Although the Company has identified possible acquisition targets, its negotiations with such printing businesses are currently in the Letter of Intent (LOI) stage and have not reached the stage of drafting or executing definitive acquisition agreements. If and when the Company enters into definitive acquisition agreements with any acquistition target, we will disclose the terms of such agreements and attached them to the Offering as exhibits. Notwithstanding anything to the contrary in this Use of Proceeds section, the Company’s a primary objective in raising capital under this Regulation A offering is to fund the Company’s need for working capital, as previously stated.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this

Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate

DESCRIPTION OF BUSINESS

Company Overview and Plan of Operation

The Company was incorporated on October 27, 1997 in the State of Florida as SKRCO, Inc.  On June 4, 2007, its name was changed to Diversity Group International, Inc.  On September 28, 2011, its name was changed again to the Automotive Resource Network Holdings, Inc.  On December 17, 2018, the Company’s name became ZA Group, Inc. This name change was approved by FINRA in July 2019.

ZA Group, Inc., is newly emerging as a holding company targeting the acquisition of undervalued, niche companies with high growth potential, income-producing commercial real estate properties, and high-return investments, all designed to pay a dividend to shareholders.

On December 4, 2020, we entered into a Securities Exchange Agreement whereby we acquired a 60% interest in Econic Crop Solutions, Inc., an Alberta corporation (“Econic”) in exchange for 10,000 shares of Series F Preferred Stock.  For more information, see the Securities Exchange Agreement attached as an exhibit to this Offering Circular.

In conjunction with purchase of Econic, John Morgan resigned as Director, CEO, President, Secretary, Principal Financial Officer, and Principal Accounting Officer on December 4, 2020.  On December 4, 2020, Wade Eno was appointed by the Board of Directors as Director, CEO, and President.

On January 11, 2021, Wade Eno resigned from his position as Director, CEO, and President, and was appointed as President of Econic.  On January 11, 2021, John Morgan was reappointed as Director, CEO, and President of the Company.

We previously operated a full-service restaurant business called ZenAsian Barbecue through our wholly-owned subsidiary, ZA BBQ, Inc., a Florida corporation.  On February 11, 2021, we entered into a Stock Purchase Agreement with Zamil Ahammad whereby we transferred 100% of our ownership interst in ZA BBQ, Inc., to Ahammad. This transaction was made effective as of January 14, 2021. For more information, see the Stock Purchase Agreement attached as an exhibit to this Offering Circular.

On October 13, 2021, we acquired a 100% interest in NFID LLC, a Florida limted liability company in exchange for 79,993 shares of Series M Preferred Stock.  For more information about the transaction, see the Membership Interest Purchase Agreement attached as an exhibit to this Offering Circular.

On November 23, 2021, we entered into a mutual rescission agreement with Econic Crop Solutions, Inc., and rescinded the Securities Exchange Agreement dated December 4, 2020, thereby undoing the acquisition of Econic.  For more information, see the rescission agreement attached as an exhibit to this Offering Circular.  Our future business operations will be focused on NFID, as further described below.

NFID

NFID is a direct-to-consumer brand that manufactures apparel and accessories. NFID is a lifestyle brand that focuses on active lifestyles.  The brand’s origins lie in the expansion of consciousness and is aimed at consumers at the intersection of surf, skate, trail running, yoga, meditation, and martial arts cultures.  NFID selectively collaborates with different artists and influencers that bring authenticy and credibility to the brand.

According to Statista, the online fashion industry was valued at over $439 billion in 2018, and is currently expected to surpass $758 billion by the end of 2021.  Management believes that the acquisition of NFID will provide steady growth to the Company and will maximize value to the Company’s shareholders.

We plan to work to expand the brand’s customer base and identity.  With the capital raised in this Offering, we will focus on increasing sales and growing NFID’s digital footprint as the brand and its products develop.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

Years ended December 31, 2021 and 2020

For the years ended December 31, 2021 and 2020, we generated $43,727 and $664,604 of revenues, respectively.

Cost of revenues for the years ended December 31, 2021 and 2020 was $21,392 and $317,264, respectively.

Operating Expenses for the years ended December 31, 2021 and 2020 were $2,716,322 and $539,803, respectively.

For the years ended December 31, 2021 and 2020, we generated net losses of $5,931,140 and $247,736, respectively.

Liquidity and Capital Resources

Net cash used in operating activities for the years ended December 31, 2021 and 2020 was $446,130 and $18,200, respectively.

Net cash used in investing activities for the years ended December 31, 2021 and 2020 was $565,575 and $0, respectively.

Net cash provided by financing activities for the years ended December 31, 2021 and 2020 was $1,426,527 and $37,000, respectively.

As of December 31, 2021 we had $434,202 in cash to fund our operations.

Off Balance Sheet Arrangements

As of December 31, 2021, there were no off balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the year ended December 31, 2021, the Company has incurred a net loss of $5,931,140 and used cash in operations of $446,130. We had an accumulated deficit of $15,954,931 as of December 31, 2021. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company will begin to raise capital through private placements of common stock and is planning an offering of common stock under Regulation A. Additionally the Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Critical Accounting Policies

We have identified the policies outlined in the attached financial statements as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.  The company is not, to its knowledge, the subject of any criminal investigation or party to any material pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Director or Officer Since
Jonathan Morgan	President, Director	39	January 2021

Jonathan Morgan, President/Director

In addition to receiving education and multiple certifications from the University of South Alabama, Columbia Southern, Mississippi State, John Morgan has been a Sales Executive in the Retail Environment for one of the top 100 Retailers in the United States for the last 15 years.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director, who is not considered “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

We do not pay any our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Our current executive officer, Jonathan Morgan, receives a salary of $2,500 per month for services performed as an officer of the Company.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Florida law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of the date of this Offering Circular. None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 1,277,340,804 Shares of Common Stock outstanding and 140,628,512 shares of Preferred Stock outstanding as of the date of this Offering Circular.

Name and Position	Class	Shares Beneficially Owned Prior to Offering (1)		Shares Beneficially Owned After Offering (2)
		Number	Percent	Number	Percent
Jonathan Morgan,	Common	200,000,000	50.5%	200,000,000	20%
CEO, Director	Preferred Series F	2,000	<1%	2,000	<1%

(1) Based on 1,277,340,804 shares outstanding

(2) Assuming the maximum offering amount is sold.

The table above reflects Shares beneficially owned by our Officers and Directors as of the date of this Offering Circular.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On December 4, 2020, the Company issued an option to acquire ZA BBQ to its then current CEO. In consideration for the option the former CEO agreed and surrendered 1 share of Series B Preferred stock and 20,000,000 Series E Preferred stock in exchange for a promissory note in the amount of $165,00. Under the terms of the option, the price for the purchase of ZA BBQ (including assumptions of liabilities) was forgiveness of $430,000 of a convertible note held by the former CEO.

On October 24, 2019, a convertible note payable in the amount of $60,000 was issued to John Morgan for services rendered.

The Company has an agreement with its Chief Executive Officer to pay him compensation of $2,500 per month.

SECURITIES BEING OFFERED

The Company is offering Shares of Series H Preferred Stock. Each Offered Share of Series H Preferred Stock is convertible, at the option of the holder, at any time, and from time to time, into that number of fully paid and nonassessable shares of Common Stock (whether whole or fractional) that have a Fair Market Value, in the aggregate, equal to, and based on, the Series H Conversion Price. The “Series H Conversion Price” shall initially be equal to a value of $20.00, per share. Such initial Series H Conversion Price, and the rate at which shares of Series H Preferred Stock may be further converted into shares of Common Stock, shall be subject to adjustment for Reclassification, Exchange, Substitution, Sales, Reorganizations, Mergers or Consolidations, as set forth in section of the Series H Preferred Stock Certificate of Designation, which is an Exhibit hereto. “Fair Market Value” shall mean as of any date of determination, 50% of the lowest closing price of a share of Common Stock on the principal exchange or market on which such shares are then trading for the 10 trading days immediately preceding such date.

As an example, suppose Investor X purchases 5,000 Series H Preferred Shares under this Offering at $20.00 per share (for a total purchase price and value of $100,000) and the applicable lowest trading price of the Company’s common shares on the conversion date is $0.004 per share, the Fair Market Value would be $.002, calculated by multiplying 50% by $0.004. Investor X would be entitled to receive 50,000,000 common shares on full conversion of the original Series H Preferred investment, calculated by dividing the original investment value of $100,000 by the Fair Market Value ($.002) against.

Holders of the Series H Preferred Stock have no voting rights.  The Shares of Series H Preferred Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $1,000 (the ‘Minimum Subscription’).

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Wyoning. Furthermore, the Subscription Agreement for this

Regulation A offering appoints the state and federal courts located in the state of Florida as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is VStock Transfer LLC.  The address for our transfer agent is 18 Lafayette Place Woodmere, NY 11589 and its phone number is 212-828-8463. Our transfer agent is registered with the Securities and Exchange Commission.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

The Series H Preferred Stock is not listed on any exchange nor do we expect it to be listed on any exchange.  Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the full conversion of the Series H Preferred Stock, there will be  69,951,079,821 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•1% of the number of shares of our Common Stock then outstanding; or

•the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer or via personal check mailed to the Company, at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jeff Turner, JDT Legal, PLLC.

REPORTS

Following this Tier I, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A in addition to our reporting requirements under the OTC Pink Basic Disclosure Guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

PART F/S FINANCIAL STATEMENTS

ZA GROUP, INC.

FINANCIAL STATEMENTS

For the years ended December 31, 2021 and 2020

ZA GROUP, INC.

Consolidated Balance Sheets

(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$434,202	$19,380
Inventory	193,124	-
Total current assets	627,326	19,380

Property and equipment, net of depreciation	10,000	-

TOTAL ASSETS	$637,326	$19,380

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$270,102	$164,109
Notes payable, net of discounts	185,000	185,000
Convertible notes payable, net of discounts	1,025,749	448,928
Derivative liabilities	2,053,469	-
License fee	33,500	18,140
Total current liabilities	3,567,820	816,177

Convertible note payable - long term	250,000	-

TOTAL LIABILITIES	3,817,820	816,177

MEZZZANINE EQUITY
Series M convertible preferred stock: 79,993 issued and outstanding at December 31, 2021 and 0 at December 31, 2020, respectively	8	-
Series N convertible preferred stock: 14,999 issued and outstanding at December 31, 2021 and 0 at December 31, 2020, respectively	1	-

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock; par value $0.0001. 300,000,000 shares authorized, 140,616,512 shares issued and outstanding and designated as follows:
Series A convertible preferred stock: 63,000,000 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	6,300	6,300
Series C convertible preferred stock: 51,000 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	5	5
Series D convertible preferred stock: 71,000,000 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	7,100	7,100
Series E convertible preferred stock: 5,020,520 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	502	502
Series G convertible preferred stock: 1,450,000 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	145	145
Common stock: $0.0001 par value, 21,000,000,000 and 1,000,000,000 shares authorized; 1,407,492,050 and 258,740,224 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	140,749	-
Additional paid-in capital	12,619,627	9,187,068
Accumulated deficit	(15,954,931)	(10,023,791)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(3,180,503)	(796,797)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$637,326	$19,380

See accompanying notes to these consolidated financial statements.

ZA GROUP, INC.

Consolidated Statements of Operations

(Unaudited)

	For the Years Ended
	December 31,
	2021	2020

Revenues	$43,727	$664,604

Cost of revenues	21,392	317,264

Gross Profit	22,335	327,340

Operating Expenses:
Compensation	56,000	122,280
Selling, general, and administrative expenses	2,660,322	417,523

Total Operating Expenses	2,716,322	539,803

Loss from Operations	(2,693,987)	(212,463)

Other Income (Expenses):
Impairment of goodwill	(8,621,074)	-
Loss on rescission	(625,794)	-
Gain on acquisition	101,916	-
Loss on disposal of license	(329,915)
Gain on debt extinguishment	-	17,798
Derivative expense	(197,186)	(5,374)
Change in fair market value of derivatives	8,470,657	(2,766)
Interest and financing costs	(2,035,757)	(44,931)
Total Other Expenses	(3,237,153)	(35,273)

Loss before provision for income tax	(5,931,140)	(247,736)
Provision for Income Tax	-	-

Net Loss	$(5,931,140)	$(247,736)

Basic and Diluted Loss Per Share	$(0.01)	$(0.00)

Weighted Average Number of Common Shares Outstanding:	398,302,860	215,940,224

See accompanying notes to these consolidated financial statements.

ZA GROUP, INC.

Consolidated Statements of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2021 and 2020

(Unaudited)

	Mezzanine Equity Series M and N Preferred Stock, par value $0.0001		Preferred Stock par value $0.0001		Common Stock par value $0.0001
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non Controlling Interest	Total Stockholders’ Equity

Balance December 31, 2019	-	$-	160,521,521	$16,052	111,652,915	$11,165	$9,354,306	$(9,776,055)	$-	$-	$(394,532)
										-
Common stock issued for convertible debt	-	-	-	-	47,087,309	4,709	(4,238)	-	-	-	471
Cancellation of common stock issued in acquisition	-	-	-	-	(100,000,000)	(10,000)	-	-	-	-	(10,000)
Common stock issued for services	-	-	-	-	200,000,000	20,000	-	-	-	-	20,000
Repurchase of Series E Preferred stock	-	-	(20.000,001)	(2,000)	-	(163,000)	-	-	-	-	(165,000)
Net income, (loss)	-	-	-	-	-	-	-	(247,736)	-	-	(247,736)

Balance December 31, 2020	-	-	140,521,520	14,052	258,740,224	25,874	9,187,068	(10,023,791)	-	-	(796,797)

Acquisition oof Econics Corp Solutions Inc.	-	-	-	-	-	-	-	-	-	-	-
Issuance of Series F Preferred stock and common stock for compensation	-	-	10,000	1	1,000,000	100	-	-	(2,627)	(34,123)	(36,649)
Series F issued for services	-	-	2,000	-				-	-	-	-
Common stock and warrants issued for cash	-	-	-	-	558,151,246	55,815	691,700	-	-	-	747,515
Value of warrants issued with common for cash	-	-	-	-	-	-	91,512	-	-	-	91,512
Common stock issued for convertible debt	-	-	-	-	289,600,580	28,960	88,404	-	-	-	117,364
Value of warrants issued with debt	-	-	-	-			1,972,063	-	-	-	1,972,063
Common stock issued for services	-	-	-	-	300,000,000	30,000	630,000	-	-	-	660,000
Foreign currency translation gain (loss)	-	-	-	-	-	-	-	-	1,326	-	1,326
Cancellation of Series F in Econic rescission	-	-	(12,000)	(1)	-	-	-	-	1,301	34,123	35,423
Series M Preferred issued for acquisition of NFID	79,993	8	-	-	-	-	-	-	-	-	8
Series N Preferred issued for services	14,999	1	-	-	-	-	-	-	-	-	1
Accrued dividends on M and N Preferred	-	-	-	-	-	-	(41,120)	-	-	-	(41,120)
Net income, (loss)	-	-	-	-	-	-	-	(5,931,140)	-	-	(5,931,140)

Balance December 31, 2021	94,992	$9	140,521,520	$14,052	1,407,492,050	$$140,749	$12,619,627	$(15,954,931)	$-	$-	$(3,180,503)

See accompanying notes to these consolidated financial statements.

ZA GROUP, INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(5,931,140)	$(247,736)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	18,731	55,077
Amortization of debt discount	46,425	-
Notes issued for compensation	-	10,000
Loss on rescission	625,794	-
Gain on acquisition	(101,916)	-
Loss on disposal of license	329,915	-
Put premiums for stock settled debt charged to interest	220,000	17,000
Warrants issued for interest	1,692,063	-
Forgiveness of debt	-	(17,798)
Stock compensation	660,100	-
Derivative expense as compensation	1,627,735	-
Derivative expense	197,186	5,374
Change in fair market value of derivatives	(8,470,657)	2,766
Impairment of goodwill	8,621,074	-
Changes in operating assets and liabilities:
Accounts receivable	(20)	-
Inventory	11,910	-
Prepaid expenses and other current assets	1,895	67,202
Accounts payable and accrued expenses	4,774	89,915

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(446,130)	(18,200)

CASH FLOWS FROM INVESTING ACTIVITIES
Investments in acquisitions	(565,575)	-

NET CASH USED IN INVESTING ACTIVITIES	(565,575)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	-	20,000
Proceeds from convertible notes payable	655,000	17,000
Payments on convertible notes payable	(67,500)	-
Proceeds from private placement of common stock and warrants	839,027	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,426,527	37,000

NET INCREASE IN CASH	414,822	18,800

Cash, beginning of year	19,380	580

Cash, end of period	$434,202	$19,380

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the Three Months for:
Income taxes	$-	$-
Interest	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES
Common stock issued for debt	$97,104	$100

See accompanying notes to these consolidated financial statements.

ZA GROUP, INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 - Nature of Business

ZA Group, Inc. (ZAAG or the Company) was incorporated on October 27,1977, under the laws of the State of Florida, for the purpose of conducting all legal business. The Company is emerging as a holding company targeting the acquisition of undervalued, niche companies with high growth potential, income-producing commercial real estate properties and high return investments all designed to pay a dividend to our shareholders.

Acquisition of ZA BBQ, Inc.

On June 15, 2018, pursuant to an executed acquisition agreement, the Company acquired the outstanding share capital of ZA BBQ, Inc., (“ZA BBQ”), a Florida corporation that owns and operates a restaurant business. The consideration for the business was $430,000 in total, with this purchase price paid through the issuance of a convertible promissory note to the seller. This promissory note is convertible into shares of common stock issued by the Company, with such conversion option exercisable by the seller at a price per share equivalent to 80% of the average closing price over the 10 days prior to the conversion notice being received.

On December 31, 2020, The Company exchanged $269,635 of net property and equipment (all assets of its ZA BBQ subsidiary) for forgiveness of $430,000 of convertible debt.

Acquisition of Econic Crop Solutions, Inc.

On December 4, 2020, with an effective closing date of January 1, 2021, the Company entered into an agreement to purchase a 60% interest in Econic Crop Solutions, Inc. (“Econic”), a Canadian company, in exchange for 10,000 shares of the Company’s Series F Preferred Stock. Upon completion of the acquisition, on January 1, 2021, Mr. John Morgan continued his role as President of the Company and began taking a salary of $2,500 per month. Mr. Eno was appointed CEO of Econic Crop Solutions, Inc. and as a director of the Company. In conjunction with the purchase, Mr. Zamil Ahammad, sole shareholder of the Company’s Series B and majority shareholder of the Series E Preferred Stock, agreed to and did cancel (i) the one share of Company Series B Preferred Stock; and (ii) 20,000,000 shares of Company Series E Preferred Stock; for 1,000,000 shares of Common Stock; (y) a $165,000 promissory note; and (z) the right to purchase from the Company the common stock of the subsidiary ZA BBQ; which right was exercised in January 2021.

On November 23, 2021, a Mutual Rescission Agreement was entered into between Econic and ZAAG. The parties mutually released and discharged each other from any past, present or future obligations. As a result of the rescission, the impairment of goodwill that was associated with this acquisition has been reversed but now the Company has written off its investment in Econic and its receivable from Econic and has recognized a loss on rescission of $625,794.

Acquisition of NFID LLC

On October 13, 2021, the Company entered into a Membership Interest Purchase Agreement and acquired the 100% membership interest in NFID LLC, a Florida limited liability company, in exchange for 79,993 shares of Series M Preferred Stock. The Series M had a value of $8,681,074 which gave rise to an impairment of goodwill of $8,621,074.

Acquisition of Forever Brands

On November 15, 2021, the Company purchased 100% of the outstanding shares of CZJ License, Inc. (n/k/a Forever Brands) for a convertible promissory note in the amount of $250,000. Included as part of the purchase price is a liability to Tuffy Packs, LLC for a non-functioning license agreement with a final payment of $25,000 that was due on December 16, 2016. The license appears to renew every two years in perpetuity. Even though the company defaulted in its payment, Tuffy Packs, LLC has not terminated the agreement. The purchase of Forever Brands has given rise to a gain on acquisition of $101,916.

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the year ended December 31, 2021, the Company has incurred a net loss of $5,931,140 and used cash in operations of $446,130. The working capital deficit, stockholders’ deficit and accumulated deficit was $2,940,503, $3,180,494 and $15,954,931, respectively, at December 31, 2021. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has commenced raising capital through private placements of common stock and an offering of common stock under Regulation A. Additionally the Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3 - Significant and Critical Accounting Policies

Management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Basis of Presentation/Principles of Consolidation

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiary. All material intercompany balances and transactions have been eliminated in consolidation.

Reclassification

Certain prior period amounts have been reclassified for consistency with current year presentation. These reclassifications had no effect on the reported results of operations.

Management estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company considered COVID-19 related impacts to its estimates, as appropriate, within its consolidated financial statements and there may be changes to those estimates in future periods. The Company believes that the accounting estimates are appropriate after giving considerations to the increased uncertainties surrounding the severity and duration of the COVID-19 pandemic. Such estimates and assumptions are subject to inherent uncertainties, actual results could differ materially from those estimates.

Revenue recognition

The Company recognizes revenue pursuant to Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers. This new revenue recognition standard has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Revenues from sales (NFID, LLC) are recognized upon payment for website purchases.

Cash and Cash Equivalents

Cash includes demand deposits, time deposits, certificates of deposit and short-term liquid investments with an original maturity of three months or less when purchased. Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of five years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods. With the rescission of the Econic transaction there were no fixed assets.

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the year ended December 31, 2021, goodwill of $8,621,074 was impaired.

Income taxes

The Company accounts for income taxes under ASC Topic 740 " Income Taxes." Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Level 1 inputs are quoted market prices available in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 3 inputs are pricing inputs that are generally observable inputs and not corroborated by market data. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

	At December 31, 2021			At December 31, 2020
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative Liability	$-	$-	$2,053,469	$-	$-	$18,140

A rollforward of the level 3 valuation financial instruments is as follows:

Derivative Liabilities
Balance at December 31, 2020	$18,140
Derivative expense	197,186
Change in fair market value	(8,470,657)
Derivative effect on the issuance of Series M and N and the cancellation of Series F preferred stock	10,308,800
Balance at December 31, 2021	$2,053,469

The fair market value of the derivative is based on a Binomial (convertible notes) or a Black-Scholes (warrants and preferred stock) models using the number of common shares into which the convertible note or warrant or preferred series F shares can be exchanged, the market price and return volatility of the common stock and an interest rate for similar termed debt.

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

The Company points out that in general for notes that have matured the Company will no longer calculate a derivative value. However, should current information about stock price, or volatility of note holder conversion terms change an assessment will be made and any material change in fair market value will be recognized.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note issuance date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Operating Leases

The Company disposed of its ZA BBQ business in December 2020. The related lease has reverted to the new owner and the Company in association with the Econic acquisition, has a new obligation or rights to the use the facility. The Company adopted ASC 842 using the modified retrospective transition method.  In accordance with ASC 842, lease right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term.  The Company's lease does not provide an implicit rate and therefore, the Company uses an incremental borrowing rate based on the information available at the commencement date, including implied traded debt yield and seniority adjustments, to determine the present value of future payments.  Lease expense for the minimum lease payments is recognized on a straight-line basis over the lease term.  Variable lease payments are expensed as incurred.

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of December 31, 2021, the outstanding principal balance, including accrued interest of the third-party convertible debt, totaled $760,682 and was convertible into 672,750,929 shares of common stock. Warrants issued and exercisable issued in conjunction with private placements of common stock and convertible debt issued totaled 646,151,246 and preferred shares are convertible into 1,319,213,096 common shares at December 31, 2021. Covenants in the related notes, warrants and preferred shares the holders are limited to maximum holdings of 4.99% or 9.99%. As of December 31, 2021, potentially dilutive securities consisted of the following:

	December 31, 2021	December 31, 2020
Series A, C, D, E, G, M and N preferred stock	1,319,213,096	140,521
Warrants issued	646,151,246	-
Convertible debt	672,750,928	354,421,698
Total	2,638,115,270	354,562,219

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equaling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the lesser of the fair value of the Company's common stock at the date of the agreement or the value of the services rendered.

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, " Equity-Based Payments to Non-Employees." The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete.

The Company has not adopted a stock option plan.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Recent Accounting Pronouncements

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 4 - Property Plant and Equipment

In association with the Rescission Agreement with Econic all property and equipment was relinquished. In association with the acquisition of Forever Brands the Company purchased a Website that is under construction with a value of $10,000,

Note 5 - Related Party Transactions and Agreements

On December 4, 2020, the Company issued an option to acquire ZA BBQ to its then current CEO. In consideration for the option the former CEO agreed and surrendered 1 share of Series B Preferred stock and 20,000,000 Series E Preferred stock in exchange for a promissory note in the amount of $165,00. Under the terms of the option, the price for the purchase of ZA BBQ (including assumptions of liabilities) was forgiveness of $430,000 of a convertible note held by the former CEO.

The Company has an agreement with its Chief Executive Officer to pay him compensation of $2,500 per month.

Note 6 - Notes Payable

On April 23, 2020, the Company issued a note, payable to Trillium Partners LP (“Trillium”) for $20,000, for which $20,000 was received as cash. The note matured on July 31, 2020, and incurs 10% annual interest. The note principal, and accrued interest balances were $20,000, and $3,381 respectively, at December 31, 2021.

On December 4, 2020, the Company purchased 20,000,000 shares of its Series E preferred stock from Zamil Ahammad and the one outstanding share of its Series B preferred stock (control stock), with the issuance of a note, payable to him for $165,000. The note matured on November 30, 2021, and incurs 4% annual interest through the date of maturity and default interest accrues an additional 1.5% per month up to a maximum 18% interest rate, per annum, through extinguishment of the note. The note principal, and accrued interest balances were $165,000, and $7,088 respectively, at December 31, 2021.

Note 7 - Convertible Notes Payable

Short Term

The following table presents the detail of the short term convertible notes balances as of December 31, 2021 and December 31, 2020.

	December 31, 2021	December 31, 2020
Convertible notes payable	$902,768	$267,872
Unamortized original issue discount and debt discount	(288,075)	(10,000)
Put premiums classified as liabilities (ASC 480)	411,056	191,056
	$1,025,749	$448,928

From June 30, 2015 through June 30, 2017, the Company issued 9 convertible notes payable to PBDC, LLC for $7,500 each, aggregating $67,500, for consulting services. The notes all incur 10% annual interest and can be converted to common stock at a discount of 60% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $67,500, $37,874 and $101,250 respectively, at December 31, 2021.

On April 20, 2017, the Company issued a convertible note payable to Milan Saha for $7,500, for legal services. The note matured on April 20, 2018, has no interest, with no default interest penalty, and can be converted to common stock at a discount of 35% of the lowest closing bid price reported during the 5 trading days preceding the conversion. On December 23, 2021, the note was paid off.

On July 23, 2017, the Company issued a convertible note payable to World Market Ventures LLC (“WMV”) for an original balance of $97,533. The note matured on July 23, 2018, incurs 12% annual interest, with no default interest penalty, and can be converted to common stock at a fixed price of $0.00001 per share (subsequently amended to $0.0005). On April 1, 2020, Trillium acquired 50% of this convertible note under the same terms. The note principal at this date was $48,766. On November 13, 2020, WMV converted $214 of note principal for 21,400,000 shares of Company stock. On May 8, 2021, WMV converted $190 of note principal for 19,000,000 shares of Company stock. On June 9, 2021, WMV converted $182 of note principal for 18,194,000 shares of Company stock. On July 16, 2021, WMV converted $15,500 of note principal for 31,000,000 shares of Company common stock. On August 7, 2021, WMV converted $9,000 of note principal for 18,000,000 shares of Company common stock. On November 1, 2021, WMV converted $9,500 of note principal for 19,000,000 shares of Company common stock. The note principal of $23,680 and accrued interest of $20,259 were converted into 87,878,580 shares of Company common stock in November and December 2021, leaving a balance of $3,448 in accrued interest, at December 31, 2021.

On July 25, 2017, the Company issued a convertible note payable to David Failla for $6,500, for unpaid fees. The note matured on July 25, 2018, incurs 12% annual interest, with no default interest penalty, and can be converted to common stock at a discount of 50% of the average of the three lowest closing bid prices reported during the 10 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $6,500, $4,830 and $6,500 respectively, at December 31, 2021.

On August 25, 2017, the Company issued a convertible note payable to Sean Hummel for $2,268, for legal fees. The note matured on August 25, 2018, incurs 9.875% annual interest, with no default interest penalty, and can be converted to common stock at a discount of 50% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $2,268, $975 and $2,268 respectively, at December 31, 2021.

On October 24, 2019, the Company issued a $60,000, convertible note payable to John Morgan, its CEO for past services. The note has 9% annual interest, matured on April 24, 2020 and is convertible at 50% of the lowest closing bid price during the 30 days prior to conversion. On December 3. 2021, the principal balance of $60,000 and the accrued interest balance of $20,461 was paid off.

On April 1, 2020, Trillium acquired 50% of the July 23, 2017 convertible note of WMV under the same terms. The note principal at this date was $48,766. On November 13, 2020, Trillium converted $214 of note principal for 21,400,000 shares of Company stock. On May 7, 2021, Trillium converted $188 of note principal for 18,800,000 shares of Company stock. On July 16, 2021, Trillium converted $15,625 of note principal for 31,250,000 shares of Company common stock. On December 13, 2021 and December 28, 2021 Trillium converted the remaining principal balance of $32,739 along with accrued interest into 65,478,000 shares of Company common stock. The note principal, and accrued interest balances were $0, and $07 respectively, at December 31, 2021.

On August 28, 2020, the Company issued a convertible note payable to Trillium Partners LP for $10,000. The note has 10% annual interest and matured on March 31, 2021. The note and accrued interest are convertible into common stock at the lower of: $.0001 or 50% of the lowest closing bid price in the 20 trading days prior to conversion. Due to the variable conversion pricing feature the note was considered to include a derivative for which a fair market value was calculated at issuance to be $15,374, of which $5,374 was charged to derivative expense and $10,000 to debt discount. Debt discount is being amortized to interest expense over the term of the note and was fully amortized by March 31, 2021. On December 31, 2021, the principal balance is $10,000, accrued interest is $1,945 and the derivative liability is $11,014. Default penalties have been waived by the note holder with the exception of default interest (18%).

On November 23, 2020, the Company issued a $6,000, convertible note payable to WMV for cash. The note has 10% annual interest, matured on November 30, 2021 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $6,000, $703 and $6,000 respectively, at December 31, 2021. Default penalties have been waived by the note holder with the exception of default interest (18%).

On November 24, 2020, the Company issued a $6,000, convertible note payable to Trillium for cash. The note has 10% annual interest, matured on November 30, 2021 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $6,000, $702 and $6,000 respectively, at December 31, 2021. Default penalties have been waived by the note holder with the exception of default interest (18%).

On December 4, 2020, the Company issued a $5,000, convertible note payable to Trillium for cash. The note has 10% annual interest, matured on December 31, 2021 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $5,000, $537 and $5,000 respectively, at December 31, 2021. Default penalties have been waived by the note holder with the exception of default interest (18%).

On January 8, 2021, the Company issued a $20,000, convertible note payable to WMV for cash. The note has 10% annual interest, matured on January 31, 2022 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $20,000, $1,956 and $20,000 respectively, at December 31, 2021. Default penalties have been waived by the note holder with the exception of default interest (18%).

On January 8, 2021, the Company issued a $20,000, convertible note payable to Trillium for cash. The note has 10% annual interest, matured on January 31, 2022 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $20,000, $1,956 and $20,000 respectively, at December 31, 2021.

On January 28, 2021, the Company issued a $20,000, convertible note payable to Trillium for cash. The note has 10% annual interest, matured on January 31, 2022 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $20,000, $1,847 and $20,000 respectively, at December 31, 2021.

On February 1, 2021, the Company issued a $12,500, convertible note payable to Trillium for cash. The note has 10% annual interest, matured on January 31, 2022 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $12,500, $1,140 and $12,500 respectively, at December 31, 2021.

On February 1, 2021, the Company issued a $12,500, convertible note payable to WMV for cash. The note has 10% annual interest, matured on January 31, 2022 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $12,500, $1,140 and $12,500 respectively, at December 31, 2021.

On February 24, 2021, the Company issued a $35,000, convertible note payable to Trillium for cash. The note has 10% annual interest, matured on February 23, 2022 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $35,000, $2,973 and $35,000 respectively, at December 31, 2021.

On March 25, 2021, the Company issued a $60,000, convertible note payable to Trillium for cash. The note has 10% annual interest, matures on March 25, 2022 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $60,000, $4,619 and $60,000 respectively, at December 31, 2021.

On May 4, 2021, the Company issued a $30,000, convertible note payable to WMV for cash. The note has 10% annual interest, matures on May 4, 2022 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $30,000, $1,981 and $30,000 respectively, at December 31, 2021.

On May 20, 2021, the Company issued a $16,500, convertible note payable to Trillium. The note had $1,500 original issue discount (OID), 12% annual interest, matures on May 20, 2022 and is convertible at a fixed conversion price of $.001 per share. The note principal, OID and accrued interest balances were $16,500, $575 and $1,221 respectively, at December 31, 2021.

On June 24, 2021, the Company issued a $110,000, convertible note payable to Trillium. The note had $10,000 original issue discount (OID), 12% annual interest and matures on June 24, 2022. The OID is being amortized to interest expense over the life of the note. The note is convertible at a fixed conversion price of $.001 per share. The note principal, OID and accrued interest balances were $110,000, $4,796 and $6,871 respectively, at December 31, 2021.

On July 22, 2021, the Company issued a $33,000, convertible note payable to Trillium. The note had $3,000 original issue discount (OID), 12% annual interest and matures on July 22, 2022. The OID is being amortized to interest expense over the life of the note. The note is convertible at a fixed conversion price of $.001 per share. The note principal, OID and accrued interest balances were $33,000, $1,669 and $1,758 respectively, at December 31, 2021.

On September 24, 2021, the Company issued a $22,000, convertible note payable to Trillium. The note had $2,000 original issue discount (OID), 12% annual interest and matures on September 24, 2022. The OID is being amortized to interest expense over the life of the note. The note is convertible at a fixed conversion price of $.001 per share. The note principal, OID and accrued interest balances were $22,000, $1,447 and $709 respectively, at December 31, 2021.

In association with the acquisition of NFID, the Company received an amended note to Trillium for $100,000, dated October 28, 2021. The note has 12% annual interest, matures on October 28, 2022 and is convertible at a fixed conversion price of $.0005 per share. The note principal, and accrued interest balances were $100,000, and $2,104 respectively, at December 31, 2021.

On November 17, 2021, the Company issued a $44,000, convertible note and 88,000,000 warrants for the purchase of Company stock for $0.0005 per share to Trillium. The note had $4,000 original issue discount (OID), 12% annual interest, matures on November 17, 2022 and is convertible at a fixed conversion price of $.0005 per share. The value of the warrants gave rise to an additional debt discount of $40,000. The note principal, discounts and accrued interest balances were $44,000, $38,696 and $636 respectively, at December 31, 2021.

On November 23, 2021, the Company issued a $77,000, convertible note and 154,000,000 warrants for the purchase of Company stock for $0.0005 per share to Trillium. The note had $7,000 original issue discount (OID), 12% annual interest, matures on November 23, 2022 and is convertible at a fixed conversion price of $.0005 per share. The value of the warrants gave rise to an additional debt discount of $70,000.  The note principal, discounts and accrued interest balances were $77,000, $69,296 and $962 respectively, at December 31, 2021.

On November 29, 2021, the Company issued a $110,000, convertible note and 220,000,000 warrants for the purchase of Company stock for $0.0005 per share to J.P. Carey Limited Partners LP. The note had $10,000 original issue discount (OID), 12% annual interest, matures on November 30, 2022 and is convertible at a fixed conversion price of $.0005 per share. The value of the warrants gave rise to an additional debt discount of $100,000. The note principal, discounts and accrued interest balances were $110,000, $100,882 and $785 respectively, at December 31, 2021.

On November 30, 2021, the Company issued a $77,000, convertible note and 154,000,000 warrants for the purchase of Company stock for $0.0005 per share to Trillium. The note had $7,000 original issue discount (OID), 12% annual interest, matures on November 30, 2022 and is convertible at a fixed conversion price of $.0005 per share. The value of the warrants gave rise to an additional debt discount of $70,000. The note principal, discounts and accrued interest balances were $77,000, $70,715 and $785 respectively, at December 31, 2021.

Long Term

In association with the acquisition of Forever Brands, the Company issued a convertible note to Madison Technologies, the seller, for $250,000, dated November 15, 2021. The note has 5% annual interest, matures on November 5, 2023 and is convertible at a fixed conversion price of $.0005 per share. The note principal, and accrued interest balances were $250,000, and $1,918 respectively, at December 31, 2021.

Note 8 - Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue three hundred million (300,000,000), shares of preferred stock with a par value of $0.0001 per share, per an amendment to the Company’s Articles of Incorporation, filed with the State of Florida on February 4, 2020; 140,616,512 of which are outstanding at December 31, 2021, and designated as follows:

Series A Convertible Preferred Stock

The Series A share shall have a stated value of $0.001, have no dividend rights, no liquidation rights and no redemption rights. Each one thousand (1,000) shares of Series A are convertible into one (1) share of Company common stock. Except as provided by law, holders of Series A shall vote together with the holders of Common Shares as a single class.

Series B Preferred Stock

Each issued and outstanding Series B share shall have a stated value of $0.001. The Series B has no dividend rights, no liquidation rights and no redemption rights. Each share of Series B shall be entitled to 51% voting power of the total voting shares outstanding. Except as provided by law, holders of Series B shall vote together with the holders of Common Shares as a single class.

Series C Preferred Stock

Each one thousand (1,000) shares of Series C is convertible into one (1) share of Company common stock.

Series D Convertible Preferred Stock

The Series D is entitled to dividends, when and if declared by the Board of Directors.  The Series D, has liquidation rights of $1.00 per share. Each one thousand (1,000) shares of Series D are convertible into one (1) share of Company common stock. Each share of Series D shall be entitled to ten votes per share. Except as provided by law, holders of Series D shall vote together with the holders of Common Shares as a single class.

Series E Convertible Preferred Stock

The Series E is entitled to dividends, when and if declared by the Board of Directors.  The Series E, has liquidation rights of $1.00 per share. Each one thousand (1,000) shares of Series E are convertible into one (1) share of Company common stock. Each share of Series E shall be entitled to ten votes per share. Except as provided by law, holders of Series E shall vote together with the holders of Common Shares as a single class.

During the Three Months ended December 31, 2012, the former Chief Executive Officer of the Company exchanged 68,000,000 shares of Series A for 20,000,000 shares of Series E.

Series F Preferred Stock

The Series F is entitled to dividends, when and if declared by the Board of Directors.  The Series F, has a stated value of $100 per share. Each share of Series F shall be entitled to vote on an as converted basis, as defined in the designation of rights. The Series F has liquidation rights, per share, equal to the stated value plus all accrued and unpaid dividends. Except as provided by law, holders of Series F shall vote together with the holders of Common Shares as a single class.

As part of the Rescission Agreement with Econic, all shares of the Series F were cancelled.

Series G Convertible Preferred Stock

The Series G is entitled to dividends, when and if declared by the Board of Directors.  The Series G, has liquidation rights of $1.00 per share. Each one thousand (1,000) shares of Series G are convertible into one (1) share of Company common stock. Each share of Series G shall be entitled to ten votes per share. Except as provided by law, holders of Series E shall vote together with the holders of Common Shares as a single class.

Series M Convertible Preferred Stock

The Series M has 20,000,000 designated. The Series M is entitled to dividends, when and if declared by the Board of Directors with the dividend being accrued each quarter.  The Series M has liquidation rights, per share, equal to the stated value plus all accrued and unpaid dividends. Except as provided by law, holders of Series M shall vote together with the holders of Common Shares as a single class.

On October 13, 2021, the Company entered into a Membership Interest Purchase Agreement and acquired the 100% membership interest in NFID LLC, a Florida limited liability company, in exchange for 79,993 shares of Series M Preferred Stock. The Series M had a value of $8,681,074.

Series N Convertible Preferred Stock

The Series N has 5,000,000 designated. The Series N is entitled to dividends, when and if declared by the Board of Directors with the dividend being accrued each quarter.  The Series N has liquidation rights, per share, equal to the stated value plus all accrued and unpaid dividends. Except as provided by law, holders of Series N shall vote together with the holders of Common Shares as a single class.

As part of the NFID acquisition, the Company issued 14,999 shares of Series N Preferred stock. The Series N had a value of $1,627,725.

Common Stock

At December 31, 2021, the Company is authorized to issue 21,000,000,000 shares of common stock with a par value of $0.0001, per share per amendments to the Company’s Articles of Incorporation filed with the State of Florida on November 23, 2021 and August 21, 2020.

Reverse Stock Split

On July 5, 2019, the Company effectuated a 1-for-5,000 reverse stock split of its issued and outstanding shares of common stock by filing a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Florida. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split.

Issuance of Common Stock

On March 2, 2021, in association with the acquisition of the 60% interest in Econic, the Company issued Zamil Ahammad, the sole director and officer of the Company’s former subsidiary, ZA BBQ, Inc. 1,000,000 shares of its common stock.

From February 11, 2021 through June 30, 2021, the Company issued 30,151,246 shares of common stock and warrants to purchase the same number of common shares for cash of $575,027 in a private placement, of which $99,012 was attributable to the warrants

Conversion of Convertible Notes Payable

From May 8, to September 30, 2021, the Company issued 86,194,000 shares of its common stock in conversion of $24,872 of principal on the convertible note restated and assigned to World Market Ventures, LLC. The shares were issued at contracted prices (37,194,000 shares at original amount of $0.00001 and 49,000,000 shares at $0.005 per share).

From May 7, to September 30, 2021, the Company issued 50,050,000 shares of its common stock in conversion of $15,813 of principal on the convertible note assigned to Trillium Partners LP. The shares were issued at contracted prices (18,800,000 shares at original amount of $0.00001 and 31,250,000 shares at $0.005 per share).

In November and December 2021, note principal of $23,680 and accrued interest of $20,259 due World Market Ventures, LLC. were converted into 87,878,580 shares of Company common stock in November and December 2021.

On December 13, 2021 and December 28, 2021, the Company issued 65,478,000 shares, in the aggregate, to Trillium for conversion of the remaining principal balance of $32,739 of its April 1, 2020, 50% acquisition of the July 23, 2017 convertible note of WMV.

On December 13, 2021 and December 28, 2021 Trillium converted principal balance of $32,739 along with accrued interest into 65,478,000 shares of Company common stock.

Common Stock Issued for Cash Under Reg A Offering

In the fourth quarter of 2021, the Company issued 528,000,000 shares of common stock under the terms of the Reg. A offering. The Company received $264,000 in cash.

Common Stock Issued for Services

In the fourth quarter of 2021, the Company issued 300,000,000 shares of common stock for services. The services were valued at $660,000.

Warrants to Purchase Common Stock Issued

During the year ended December 31, 2021, the Company issued 13,868,314 warrants having an exercise price of $0.05 and 16,282,932 warrants having an exercise price of $0.02, in conjunction with private placements for common stock totaling 30,151,246 shares.

During the year ended December 31, 2021, the Company issued 616,000,000 warrants having an exercise price of $0.05, in conjunction with convertible notes issued.

Note 9 - Contingencies and Commitments

COVID-19 Pandemic

The COVID-19 pandemic had an adverse impact on the Company’s business, results of operations, financial condition and cash flows from operations during the three months ended September 30, 2021 and is expected to continue to have an adverse impact on its performance in 2021. The Company’s wholesale and retail customers also have experienced significant business disruptions as a result of the pandemic. In addition, the pandemic has impacted the Company’s supply chain partners, including third-party manufacturers, logistics providers and other vendors. These supply chains may experience future disruptions as a result of either closed factories or factories operating with reduced workforces due to the impact of the pandemic.

Given the uncertainties surrounding the ongoing effects of the COVID-19 pandemic on the Company's future financial condition and results of operations, the Company took certain actions to preserve its liquidity and strengthen its financial flexibility. The Company took certain actions starting in March 2020, some of which are ongoing, to (i) reduce payroll costs, through temporary furloughs, salary and incentive compensation reductions, decreased working hours and hiring freezes, as well as taking advantage of COVID-related government payroll subsidy programs, (ii) eliminate or reduce expenses in all discretionary spending categories, (iii) reduce working capital, with a particular focus on tightly managing its inventories, including reducing and cancelling inventory commitments, redeploying basic inventory items to subsequent seasons and consolidating future seasonal collections, and (iv) reduce capital expenditures.

Legal Matters

On March 4, 2020 a preferred stockholder filed a Federal lawsuit in the Southern District of California related to the stockholder’s request for conversion of an investment in 500 shares of one of the Company’s series of preferred shares acquired in March 2013. The case was denied by the court in California and refiled at the Southern District of Florida where it awaits being scheduled for a hearing. These shares were alleged issued by prior management and directors when the Company was controlled by another shareholder group. The Company has engaged legal counsel which plans a vigorous defense. Following discovery, the Company will take appropriate action regarding any contingent liabilities.

Agreements

The Company has an agreement with its Chief Executive Officer to pay him compensation of $2,500 per month.

Note 10 - Income Taxes

The difference between the expected income tax expense (benefit) and the actual tax expense (benefit) computed by using the Federal statutory rate of 21% is as follows:

	2021	2020

Expected income tax benefit at statutory rate of 21%	$1,246,000	$52,000
Expected state tax benefit at statutory rate	264,000	11,000
Change in valuation allowance	(1,510,000)	(63,000)
Income tax expense (benefit)	$0	$0

At December 31, 2021 the deferred tax valuation allowance increased to $1,510,000. The realization of the tax benefits is subject to the sufficiency of taxable income in future years. The deferred tax assets represent the amounts expected to be realized before expiration. The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits.

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset, are as follows:

	2021	2020
Deferred tax assets:
Tax benefit of net operating loss carry-forward	$3,350,000	$2,101,000
Less: valuation allowance	(3,350,000)	(2,101,000)
Net deferred tax asset	$0	$0

The Company had a federal net operating tax loss carry-forward of approximately $15,954,000 as of December 31, 2021. The tax loss carry-forwards are available to offset future taxable income with the federal carry-forwards beginning to expire in 2035. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company plans on undertaking a detailed analysis of any historical and/or current Section 382 ownership changes that may limit the utilization of the net operating loss carryovers.

As a result of the NOLs a deferred tax asset was calculated. No tax benefit has been reported with respect to these since the Company believes that the realization of its net deferred tax asset of approximately $3,350,000 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $ 3,350,000.

For the years ended December 31, 2021 and 2020, no amounts have been recognized for uncertain tax positions and no amounts have been recognized related to interest or penalties related to uncertain tax positions. The Company has determined that it is not reasonably likely for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months. The Company is currently subject to a three-year statute of limitations by major tax jurisdictions.

Note 11 - Subsequent Events

Shares Issued for Subscription

Between January 1 and March 30, 2022, the Company issued 1,242,053,000 shares of common stock to several investors for $621,027 of cash under the terms of the Regulation A offering statement.

PART III - EXHIBITS

Index to Exhibits

Incorporated by Reference
Exhibit No.	Description	Filed Herewith (*)	Filing Type	Date Filed
2.1	Amended and Restated Articles of Incorporation		1-A	11/12/21
2.2	Bylaws		1-A	11/12/21
3.1	Series H Preferred Designation	*
4.1	Subscription Agreement		1-A	11/12/21
6.1	Econic Crop Solutions Purchase Agreeement		1-A	11/12/21
6.2	ZA BBQ Purchase Agreement		1-A	11/12/21
6.3	NFID Purchase Agreement		1-A	11/12/21
6.4	Form of Convertible Note		1-A	11/12/21
6.5	Mutual Rescission Agreement for Purchase of Econic Crop Solutions		1-A	01/27/22
12.1	Opinion and Consent of JDT Legal, PLLC	*

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 5, 2022.

ZA Group, Inc.

By: /s/ Jonathan Morgan

Jonathan Morgan

Principal Executive Officer and Director

Dated: July 5, 2022

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Jonathan Morgan

Jonathan Morgan

Principal Financial Officer

Dated: July 5, 2022

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /s/ Jonathan Morgan

Jonathan Morgan

Chief Executive Officer

Dated: July 5, 2022